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                                                                    Exhibit 23.1


ERNST & YOUNG
Two Commerce Square
Suite 4000
2001 Market Street
Philadelphia, PA 19103-7096



                        CONSENT OF INDEPENDENT AUDITORS




      We consent to the incorporation by reference in the Registration Statement of Form S-8 pertaining to the Charming Shoppes, Inc. Employee Stock Purchase Plan and the incorporation by reference therein of our report dated March 8, 1994 with respect to the consolidated financial statements and schedules of Charming Shoppes, Inc. included in its Annual Report (Form 10-K) for the year ended January 29, 1994, filed with the Securties and Exchange Commission.





                                                    /s/ Ernst & Young LLP



Philadelphia, Pennsylvania
October 21, 1994





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